[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.2
Amendment No. 5
to
Master Supply Agreement

This Amendment No. 5 to Master Supply Agreement (the “Amendment”), is entered into as of July 6, 2022 (the “Amendment Effective Date”) by and between SunPower Corporation, a Delaware corporation with offices at 51 Rio Robles, San Jose, California 95134 (“SunPower”), and Enphase Energy, Inc., a Delaware corporation with offices at 47281 Bayside Parkway, Fremont, California 94538 (formerly at 1420 N. McDowell Blvd., Petaluma, CA 94954) (“Enphase”), and amends that certain Master Supply Agreement dated June 12, 2018 (as previously amended, the “MSA”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the MSA.

WHEREAS, SunPower desires to purchase Enphase IQ7HS microinverters with a metal bracket for pairing with third party modules used in SunPower PV systems; and

WHEREAS, Enphase wishes to sell such microinverter products to SunPower solely for use in SunPower systems, all pursuant to the MSA as amended by this Amendment.

NOW, THEREFORE, for adequate consideration, the receipt of which is hereby acknowledged, and notwithstanding any other language in the MSA, the Parties agree to the following:

1.Covered Products. For purposes of this Amendment, “Covered Products” means IQ7HS discrete microinverter with metal bracket. Covered Products does not include any other Products supplied under the terms of the MSA. The applicable data sheet for the Covered Products is attached hereto as Exhibit A-5. Except as specifically set forth in this Amendment, the Covered Products shall be treated as “Products” under the MSA, and Exhibit A to the MSA is hereby amended to add the Covered Products to the list of Products in that Exhibit A.

2.Development; Manufacturing. Following execution of this Amendment, Enphase shall commence development of the Covered Products and will use commercially reasonable efforts to commence manufacture and supply of the Covered Products for delivery from Enphase’s (i) [*] manufacturing facility on or before [*]; and (ii) its [*] facility on or before [*].

3.Purchase & Sale Commitments. SunPower shall purchase, and Enphase shall supply, the minimum annual commitment of Covered Products set forth in Exhibit B-5, attached hereto and incorporated by reference (the “Minimum Purchase Commitment”). For the avoidance of doubt, this Exhibit B-5 shall apply solely to the Covered Products made available under this Amendment and, except as expressly set forth herein, shall in no way modify any pricing exhibits previously agreed upon in previous amendments to the MSA with respect to non-Covered Products. Further, purchases of Covered Products hereunder will apply towards: (i) the Total Purchase Commitment, (ii) Minimum Annual Commitment set forth in Sections 2.3 (Purchase and Sale Commitment) of the MSA, or (iii) the Volume Based Adjustment set forth in Exhibit B to the MSA. If SunPower fails to purchase the Minimum Purchase Commitment of Covered Products as set forth herein in 2022, then on or before February 1 of 2023, SunPower shall pay Enphase an amount equal to [*] for each Covered Product in the resulting shortfall.

4.Delivery Lead Time. Delivery Lead Time for the Covered Product is [*] weeks.

5.Pricing. The price for the Covered Product is set forth in Exhibit B-5 (the “Base Price”).

6.Term; Termination. This Amendment commences on the Amendment Effective Date and shall continue through the Initial Term and any Renewal Terms of the MSA. If the Agreement is terminated for any reason other than an Event of Default by Enphase, and SunPower has failed to purchase the total purchase commitment set forth in Exhibit B-5, then within 45 days of the effective date of termination SunPower shall pay Enphase [*] for each Covered Product in the resulting shortfall.

7.Module Pairing; System Installations. SunPower is permitted to pair the Covered Products with any module that meets Enphase’s published specifications for compatibility with the Covered Products (“Compatible Modules”). No additional qualification of individual modules shall be required in order for SunPower to use the Covered Products with a Compatible Module. If a Covered Product or Compatible Module is installed in a solar energy system, all of the other microinverters installed in such system must be IQ7HS microinverters and all the other modules installed in such system must utilize IQ7HS microinverters.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.2
8.Resale. SunPower shall use the Covered Products solely paired with (i) new third-party modules for use in SunPower system installations and for no other purpose; or (ii) as a replacement for another Covered Product or an IQ7HS ACM unit. In no event will SunPower resell the Covered Products as stand-alone items or pair the Covered Products with modules previously paired with a non-Covered Product or non-IQ7HS ACM units.

9.Installation Requirements. SunPower shall ensure that all installations of the Covered Products comply with the Quick Install Guide and the Enphase Documentation for the Covered Products, which are attached hereto as Exhibit C-5.

10.Shipping & Delivery. Covered Products will be delivered F.C.A. (Incoterms 2010) Enphase’s plant or shipping point designated by Enphase, at which point the following will pass from Enphase to SunPower: (i) title to the Covered Products (other than the Embedded Software) and (ii) risk of loss. Section 3.3 (Extraordinary Transportation for Late Deliveries) of the MSA shall not apply to the Covered Products.
11.Data Sharing. The data sharing provisions set forth in Section 5.d and Attachment D-1 of Amendment No. 3 to the MSA (dated October 1, 2019) are hereby amended as follows:
i.[*]
ii.[*]
1.[*]
2.[*]
3.[*]
iii.[*]

12.Full Force and Effect. Except as expressly set forth herein, the terms and provisions of the MSA remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the MSA, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment.

13.Counterparts. This Amendment may be signed originally or by facsimile or other means of electronic transmission in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

14.Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.

15.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to any conflicts of laws principles.

[Remainder of page intentionally left blank; signatures follow.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.2
IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the Date written below. This Amendment may be signed in counterparts, with the same effect as if each were upon a single instrument.

ENPHASE ENERGY, INC. By: /s/ Mandy Yang Name: Mandy Yang Title: Chief Financial Officer Date: 7/6/2022	SUNPOWER CORPORATION By: /s/ Jeff Cyan Name: Jeff Cyan Title: VP Supply Chain Date: 7/8/2022

Attachments:

Exhibit A-5 – Enphase IQ™7HS Data Sheet
Exhibit B-5 – Covered Product Volumes, Pricing
Exhibit C-5 – Quick Install Guide and Enphase Documentation for the Covered Products